UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2018
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2018, Chemical Financial Corporation (the “Corporation”) and Chemical Bank (the “Bank”) entered into new executive employment agreements with each of Thomas C. Shafer, Chief Executive Officer of the Bank and Vice Chair of the Corporation, and Dennis L. Klaeser, Executive Vice President, Chief Financial Officer and Treasurer of the Corporation and the Bank, that supersede and replace each executive’s prior employment agreement. These agreements do not change either party’s existing 2018 base salaries disclosed in the Corporation’s definitive proxy statement filed with the SEC on March 16, 2018. Each agreement has an initial two year term commencing on July 1, 2018, the effective date, which automatically renews for successive one year periods unless either party provides the other party with notice of intention to terminate at least 30 days before an anniversary of the effective date, in which case the agreement will terminate at the end of the then-current two-year term.

Under the employment agreements, Mr. Shafer will receive an annual base salary of $950,000, and Mr. Klaeser will receive an annual base salary of $750,000, which amounts are unchanged from the 2018 base salaries disclosed in the Corporation’s definitive proxy statement filed with the SEC on March 16, 2018. Under the agreements, each executive is entitled to participate in any equity-based compensation programs that we offer, with an initial annual target for equity plan awards of 100% of base salary (in the case of Mr. Shafer), and 80% of base salary (in the case of Mr. Klaeser). Each executive is also eligible to participate in our annual bonus programs for senior executives, with an initial annual target bonus equal to 100% of base salary (in the case of Mr. Shafer) and 80% of base salary (in the case of Mr. Klaeser). Each executive is entitled to participate in health and dental, life insurance, short and long term disability insurance, retirement and other employee fringe benefit programs covering our salaried employees as a group, and in any programs applicable to our senior executives. We also agreed to reimburse each executive for country club membership dues (up to $24,000 per year for Mr. Shafer and up to $12,000 per year for Klaeser), and agreed to pay each executive a monthly stipend of $900 per month to purchase or lease an automobile.

The new employment agreements with Mr. Shafer and Mr. Klaeser also provide for certain severance payments upon termination of employment or a qualifying termination following a change in control of the Corporation, subject to the executive’s execution of a general release and waiver of claims against us or our affiliates. In general, each of the employment agreements also govern the treatment of each executive’s unvested equity incentive awards upon certain termination events.

Under the employment agreements, if either executive’s employment is terminated without “cause” by us or for “good reason” by the executive (each as defined in the agreement), each are entitled to receive severance in the amount of two times the executive’s then current base salary (disregarding any reduction in base salary due to a good reason termination) plus the average of the executive’s cash bonuses under our annual cash incentive plan for each of the three most recently completed calendar years (or such lesser number of completed calendar years that executive has been employed by us), payable in equal installments over 104 weeks. We will also pay each executive a lump sum health care stipend in the amount of $10,000, and will provide each executive with executive-level outplacement services for a period not to exceed 12 months. At the time of such termination, all unvested stock options will immediately vest, the restrictions on all time-based restricted stock will lapse, all time-based restricted stock units (“TRSUs”) will immediately vest and convert into shares of our common stock, and all performance-based restricted stock units (“PRSUs) will be settled at 100% of target; provided, that, any PRSUs granted before November 2, 2017, will continue to be subject to their terms (including definitions) on such date.

Under the employment agreements, if Mr. Shafer’s employment is terminated without cause by us, or if Mr. Klaeser’s employment is terminated without cause by us or if he terminates his employment for good reason, within two years following a “change in control” (as defined in the agreement) or within six months before the date of a change in control, we will pay each executive a lump sum cash payment in the amount of two times the executive’s then current base salary (disregarding any reduction in base salary due to a good reason termination) plus the average of the executive’s cash bonuses under our annual cash incentive plan for each of the most recent three complete calendar years (or such lesser number of completed calendar years that executive has been employed by us), which we refer to as the “change in control payment.” We will also pay each executive a lump sum health care stipend in the amount of $10,000, and will provide each executive with executive-level outplacement services for a period not to exceed 12 months. In addition, with respect to Mr. Shafer only, if during the term of his agreement, a good reason event occurs within two years following a change in control, he will receive a lump sum retention bonus in the amount of the change in control payment. Unless specified otherwise in the purchase agreement or other controlling agreement, unvested stock options and TRSUs outstanding at the time of a change in control will continue to vest under the vesting schedule, and if the Corporation is not the surviving entity, all unvested stock options and TRSUs will be converted into shares of the surviving entity’s common stock at the applicable exchange ratio. If either executive is terminated without cause (and, with respect to Mr. Klaeser, if he terminates his employment for good reason) within two years of the change in control, any unvested stock options or TRSUs will immediately vest. Unless specified otherwise in the purchase agreement or other controlling agreement, all unvested PRSUs will continue to vest on a time-basis under the vesting schedule, and as of the date of the change in control, the PRSUs will be valued at the greater of 100% of target and actual performance as of the last day of the most recently completed quarter. If either executive is terminated without cause (and, with respect to Mr. Klaeser, if he terminates his employment for good reason) within two years of the change in control, any unvested PRSUs will immediately vest at 100% of target, provided, that, any PRSUs granted before November 2, 2017, will continue to be subject to their terms (including definitions) on such date. Unless specified otherwise in the purchase agreement or other controlling agreement, all other equity awards will continue to vest in accordance with the terms of the applicable plan or award agreement.

Under the employment agreements, neither Mr. Shafer nor Mr. Klaeser is entitled to any additional severance payments in the event of termination of his employment due to death, disability, cause, or the executive’s resignation (without good reason). However, in the event of either executive’s death or disability, all equity-based awards will be treated as follows: all unvested stock options will immediately vest, the restrictions on all time-based restricted stock will lapse, all TRSUs will immediately vest and convert into shares of our common stock, and all PRSUs will be settled at 100% of target; provided, that, any PRSUs granted before November 2, 2017, will continue to be subject to their terms (including definitions) on such date.

Under the employment agreements, if Mr. Shafer’s or Mr. Klaeser’s employment is terminated due to “retirement” with one year’s advance notice, as defined in each agreement, then all equity-based awards will be treated as follows: all unvested stock options will immediately vest, the restrictions on all time-based restricted stock will lapse, all TRSUs will immediately vest and convert into shares of our common stock, and all PRSUs will be settled at 100% of target; provided, that, any PRSUs granted before November 2, 2017, will continue to be subject to their terms (including definitions) on such date.

Neither employment agreement includes any excise tax gross ups. Each employment agreement also requires that the executive keep company information confidential. In addition, each executive is subject to provisions related to non-competition and non-solicitation of customers and employees for a period of 24-months following termination of his employment.

The foregoing description of each of Mr. Shafer’s and Mr. Klaeser’s employment agreement does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between Thomas C. Shafer, Chemical Financial Corporation and Chemical Bank, dated July 1, 2018

10.2	Employment Agreement between Dennis L. Klaeser, Chemical Financial Corporation and Chemical Bank, dated July 1, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 3, 2018	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ David T. Provost
David T. Provost
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Document

10.1	Employment Agreement between Thomas C. Shafer, Chemical Financial Corporation and Chemical Bank, dated July 1, 2018

10.2	Employment Agreement between Dennis L. Klaeser, Chemical Financial Corporation and Chemical Bank, dated July 1, 2018